                  AS FILED WITH THE COMMISSION ON JULY 17, 1998
                                                       REGISTRATION NO. 33-57237
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                       POST-EFFECTIVE AMENDMENT NUMBER ONE

                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                LEAR CORPORATION
             (Exact name of registrant as specified in its charter)



          Delaware                                      13-3386776
 ------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)




              21557 Telegraph Road                   48086-5008
              Southfield, Michigan                   ----------
              --------------------
                                                     (zip code)
     (Address of principal executive offices)


           Lear Plastics Corporation 401(k) Plan for Hourly Employees


 Lear Seating Corporation 401(k) Plan for Hourly Employees of the Detroit Plant


  Lear Seating Corporation 401(k) Plan for Hourly Employees of the Fenton Plant


        Lear Seating Corporation 401(k) Plan for Hourly Employees of the
                                Romulus II Plant


                            (Full title of the Plans)
--------------------------------------------------------------------------------


                               Joseph F. McCarthy

                  Vice President, Secretary and General Counsel

                                Lear Corporation

                              21557 Telegraph Road

                         Southfield, Michigan 48086-5008
                         -------------------------------
                     (Name and address of agent for service)

                                 (248) 746-1500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)





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                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 9. UNDERTAKINGS

         Pursuant to undertakings set forth in its Registration Statement on Form S-8 Number 33-57237 (the "Form S-8" or "Registration Statement"), Lear Corporation (the "Company") hereby removes from registration any and all remaining shares of common Stock registered under the Company's Form S-8 which have not been issued or reserved for issuance under the Lear Plastics Corporation 401(k) Plan for Hourly Employees, the Lear Seating Corporation 401(k) Plan for Hourly Employees of the Detroit Plant, the Lear Seating Corporation 401(k) Plan for Hourly Employees of the Fenton Plant or the Lear Seating Corporation 401(k) Plan for Hourly Employees of the Romulus II Plant as of the date specified below.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Number One to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 17th day of July, 1998.


                                            LEAR CORPORATION


                                            By: /s/ Kenneth L. Way
                                               ---------------------------
                                            Kenneth L. Way
                                            Chairman of the Board and
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                                Date
---------                   -----                                ----

/s/ Kenneth L. Way          Chairman of the Board and            July 17, 1998
-------------------------   Chief Executive Officer
Kenneth L. Way              (Principal Executive Officer)

*                           Director, President and Chief        July 17, 1998
-------------------------   Operating Officer --
Robert E. Rossiter          International Operations

*                           Director, President and Chief        July 17, 1998
-------------------------   Operating Officer -- North
James H. Vandenberghe       American Operations

/s/ Donald J. Stebbins      Senior Vice President and            July 17, 1998
-------------------------   Chief Financial Officer
Donald J. Stebbins          (Principal Financial and
                            Principal Accounting Officer)

*                           Director                             July 17, 1998
-------------------------
Gian Andrea Botta

                            Director
-------------------------
Irma B. Elder

*                           Director                             July 17, 1998
-------------------------
Larry W. McCurdy

                            Director
-------------------------
Roy E. Parrott

*                           Director                             July 17, 1998
-------------------------
Robert W. Shower

*                           Director                             July 17, 1998
-------------------------
David P. Spalding

*                           Director                             July 17, 1998
-------------------------
James A. Stern



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          *By: /s/ Kenneth L. Way
              -------------------------------
          Kenneth L. Way
          Attorney-in-fact
          (pursuant to powers of attorney dated January 11, 1995 included on the signature page of Registration No. 33-57237)


          Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned (or other persons who administer the Plans) have duly caused this Post-Effective Amendment Number One to this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan as of July 17, 1998.


LEAR PLASTICS CORPORATION 401(K) PLAN FOR HOURLY EMPLOYEES

By:     Lear Corporation Mendon (f/k/a Lear Plastics Corp.), as Plan
        Administrator


By: /s/ Michael Miller
   ----------------------------------------
Name:   Michael Miller
Title:  Secretary, Employee Benefits Committee


LEAR SEATING CORPORATION 401(K) FOR HOURLY EMPLOYEES OF THE DETROIT PLANT

By:     Lear Corporation (f/k/a Lear Seating Corporation), as Plan Administrator


By: /s/ Michael Miller
   ----------------------------------------
Name:   Michael Miller
Title:  Secretary, Employee Benefits Committee

LEAR SEATING CORPORATION 401(K) FOR THE HOURLY EMPLOYEES OF THE FENTON PLANT

By:     Lear Corporation (f/k/a Lear Seating Corporation), as Plan Administrator


By: /s/ Michael Miller
   ----------------------------------------
Name:   Michael Miller
Title:  Secretary, Employee Benefits Committee

LEAR SEATING CORPORATION 401(K) PLAN FOR HOURLY EMPLOYEES OF THE ROMULUS II
PLANT

By:     Lear Corporation (f/k/a Lear Seating Corporation), as Plan Administrator


By: /s/ Michael Miller
   ----------------------------------------
Name:   Michael Miller
Title:  Secretary, Employee Benefits Committee